UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 13, 2017

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55619	46-1140492
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 6, 2017, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the Company’s acquisition of 22.5% membership interest in a joint venture that owns and operates The Cove at Tiburon (“the Cove”), a 281-unit, luxury waterfront multifamily rental property located in Tiburon, California.

The Current Report on Form 8-K filed on February 6, 2017 was filed without the requisite financial information regarding the Cove. Accordingly, we are filing this Amendment to the Current Report on Form 8-K to include such information.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Acquired Business. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

RP Maximus Cove, LLC and Subsidiary

Independent Auditors’ Report

Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 2016 and 2015

Consolidated Statements of Operations for the years ended December 31, 2016 and 2015

Consolidated Statements of Changes in Members’ Equity for the years ended December 31, 2016 and 2015

Consolidated Statements of Cash Flows for the years ended December 31, 2016 and 2015

Notes to Consolidated Financial Statements

(b)	Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2016

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2016

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: April 13, 2017	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

RP Maximus Cove, LLC

and Subsidiary

Consolidated Financial Report

December 31, 2016

Independent Auditor’s Report

To the Operating Member

RP Maximus Cove, LLC and Subsidiary

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of RP Maximus Cove, LLC and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RP Maximus Cove, LLC and its subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

San Francisco, California

February 27, 2017

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RP Maximus Cove, LLC and Subsidiary

Consolidated Balance Sheets

December 31, 2016 and 2015

	2016	2015
Assets

Rental property, net	$157,082,738	$158,704,295
Cash and cash equivalents	1,980,003	1,459,620
Restricted cash	780,379	183
Tenant and other receivables, net	93,037	34,285
Prepaid expenses and other assets	83,434	95,464
Interest rate cap, at fair value	4,944	46,420

	$160,024,535	$160,340,267

Liabilities and Members’ Equity

Liabilities:
Mortgage note payable, net	$99,107,029	$95,807,957
Accounts payable and accrued expenses	824,690	3,320,940
Rents received in advance	244,267	88,995
Due to affiliates	-	17,790
Security deposits	285,303	176,545
	100,461,289	99,412,227

Members’ equity	59,563,246	60,928,040

	$160,024,535	$160,340,267

See notes to consolidated financial statements.

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RP Maximus Cove, LLC and Subsidiary

Consolidated Statements of Operations

Years Ended December 31, 2016 and 2015

	2016	2015
Revenue:
Rental income	$10,881,437	$6,535,777
Other income	323,492	242,999
	11,204,929	6,778,776

Expenses:
Rental property operating and maintenance	1,958,121	1,780,673
Real estate and other taxes	1,504,328	1,757,250
Management fees	259,956	171,494
General and administration	1,274,832	908,428
Depreciation	8,761,408	6,301,622
	13,758,645	10,919,467

Loss from operations before unrealized loss on interest rate cap agreement and interest expense	(2,553,716)	(4,140,691)

Unrealized loss on interest rate cap agreement	(41,476)	(322,379)
Interest expense - amortization of deferred financing costs	(2,649,372)	(2,206,306)

Net loss	$(5,244,564)	$(6,669,376)

See notes to consolidated financial statements.

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RP Maximus Cove, LLC and Subsidiary

Consolidated Statements of Changes in Members’ Equity

Years Ended December 31, 2016 and 2015

	Maximus Cove
	Investor, LLC	RP Cove, LLC	Total

Balance, December 31, 2014	$3,324,435	$52,082,809	$55,407,244
Additional capital contributions	731,410	11,458,762	12,190,172
Net loss	(400,163)	(6,269,213)	(6,669,376)
Balance, December 31, 2015	3,655,682	57,272,358	60,928,040
Additional capital contributions	232,786	3,646,984	3,879,770
Net loss	(314,674)	(4,929,890)	(5,244,564)

Balance, December 31, 2016	$3,573,794	$55,989,452	$59,563,246

See notes to consolidated financial statements.

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RP Maximus Cove, LLC and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net loss	$(5,244,564)	$(6,669,376)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8,761,408	6,301,622
Amortization of deferred financing costs	269,002	269,002
Unrealized loss on interest rate cap agreement	41,476	322,379
Bad debt expense	49,160	133,192
Changes in assets and liabilities:
(Increase) decrease in:
Tenant and other receivables, net	(107,912)	34,133
Prepaid expenses and other assets	12,030	(4,382)
Accounts payable and accrued expenses	(2,642,658)	1,352,691
Rents received in advance	155,272	6,717
Due to affiliates	(17,790)	14,947
Tenant deposits	108,758	62,703
Net cash provided by operating activities	1,384,182	1,823,628

Cash flows used in investing activities:
Restricted cash	(780,196)	29,890
Construction costs paid	(6,677,656)	(22,093,472)
Rental property additions and improvements	(315,787)	(33,773)
Net cash used in investing activities	(7,773,639)	(22,097,355)

Cash flows from financing activities:
Proceeds from mortgage note payable	3,030,070	9,024,874
Contributions from members	3,879,770	12,190,172
Net cash provided by financing activities	6,909,840	21,215,046

Net increase in cash and cash equivalents	520,383	941,319

Cash and cash equivalents, balance at beginning of year	1,459,620	518,301

Cash and cash equivalents, balance at end of year	$1,980,003	$1,459,620

Supplemental disclosure of cash flow activity:
Cash paid for interest	$2,649,372	$1,937,304

Supplemental disclosure of noncash flow investing activity:
Construction costs paid:
Construction costs and equipment purchases incurred	$6,824,064	$20,749,184
Construction costs payable, beginning of year	1,873,768	3,218,056
Construction costs payable, end of year	(2,020,176)	(1,873,768)

Total cash construction costs paid	$6,677,656	$22,093,472

See notes to consolidated financial statements.

6

RP Maximus Cove, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.            Organization

RP Maximus Cove, LLC (the Company) was organized as a Delaware limited liability company on April 23, 2013. The Company was organized to acquire, own and operate a residential apartment property at 50 Barbarie Way, Tiburon, California (the Property). The members of the Company are RP Cove, LLC (Rockpoint), with a 94 percent member interest, and Maximus Cove Investor, LLC (the Operating Member), with a 6 percent member interest.

On November 26, 2013, RP Maximus Cove Owner, LLC (Owner) acquired a 284-unit residential apartment building, commonly known as The Cove Apartments, for $138,000,000. The acquisition was funded by a mortgage note of $84,958,799 (see Note 7) and members’ contributions of $53,041,201. During January 2014, the Company began a comprehensive project to renovate the units and improve the common areas of the Property (herein referred to as the Real Estate Renovation Project). The total anticipated cost of the improvements is expected to be approximately $39,307,000. Construction is anticipated to be completed and all units back online in 2017.

Capital contributions were initially made pro rata in an aggregate amount necessary to pay for all acquisition costs and satisfy all requirements of financing for the Property. Additional capital contributions made by the members shall be in accordance with the terms as outlined in the Operating Agreement.

Distributions of net cash flow are to be made to the members in accordance with the Operating Agreement.

Profits and losses are allocated to the members based on the members’ target capital accounts and after making specific adjustments to profits and losses as outlined in the Operating Agreement. The Company shall continue until December 31, 2062, unless sooner terminated pursuant to terms as outlined in the Operating Agreement.

Note 2.            Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Company in preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Principles of consolidation: The accompanying consolidated financial statements of the Company include accounts and operations of the Company and its wholly owned subsidiary, RP Maximus Cove Owner, LLC. All intercompany accounts and transactions have been eliminated upon consolidation.

Cash and cash equivalents: The Company considers all highly liquid debt instruments, with maturities of three months or less of when purchased, to be cash equivalents. There were no cash equivalents in 2016 or 2015.

Tenant and other receivables: Tenant receivables comprise billed but uncollected amounts due for monthly rents and other charges for which rentals have been earned and will be collected in the future under the terms of the leases. Tenant receivables are stated at the amount management expects to collect from balances outstanding at year-end.

Rental property, net: Property and equipment are recorded at cost and are being depreciated over the assets’ estimated useful lives using the straight-line method. The Company depreciates building, improvements, furniture and equipment over periods not exceeding 27.5 years. Major additions are capitalized, while repair and maintenance costs are expensed as incurred.

7

RP Maximus Cove, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 2.            Summary of Significant Accounting Policies (Continued)

Real Estate Renovation Project costs: All direct and indirect costs, including overhead and interest, associated with the construction of the Real Estate Renovation Project were capitalized as construction in progress until such time that individual units were renovated and made available for leasing or when common area improvements were placed in service. At that point, the costs associated with those units or improvements were transferred into building and improvements and depreciated over their estimated useful lives.

Allowance for doubtful accounts: The Company routinely assesses the financial strength of its tenants, and based upon factors surrounding the credit risk of its tenants, the Company establishes an allowance for doubtful accounts, if deemed necessary. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing tenant receivables, based on an evaluation of the collectibility of the receivable and history with the individual tenant. The allowance for doubtful accounts on tenant receivables was $8,478 and $24,532 as of December 31, 2016 and 2015, respectively.

Derivative instrument: The Company’s derivative instrument consists of an interest rate cap. The Company applies Accounting Standards Codification (ASC) Topic 815, Accounting for Derivatives and Hedging, to this instrument, which requires companies to recognize all their derivative instruments as either assets or liabilities on the consolidated balance sheets at fair value. The change in fair value on this interest rate cap is presented as an unrealized loss on interest rate cap on the accompanying consolidated statements of operations. See Note 5 for fair value disclosures on the interest rate cap.

Fair value of financial instruments: The carrying amounts of financial instruments, including cash, cash equivalents, tenant and other receivables, accounts payable, accrued liabilities and rents received in advance, approximate fair value due to the short maturity of these instruments. The Company uses quoted market prices for its long-term debt when traded as an asset in an active market. When quoted market prices are not available, fair value of long-term debt is estimated using an expected present value technique. The estimated fair value of the mortgage note payable approximates its carrying value due to its variable interest rate and relatively short maturity.

Reclassifications: Certain reclassifications have been made to the previous consolidated financial statements. These reclassifications have no effect on the report net loss, cash flows and accumulated deficit for the year ended December 31, 2015.

Depreciation: Depreciation is determined by the straight-line method over the remaining estimated economic useful lives of the assets. The Company depreciates buildings, building improvements, and furniture, fixtures and equipment over 27.5 years, seven years and 10 years, respectively. Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations that extend the useful life of the Property are capitalized and depreciated over the remaining life of the asset.

Rental income: Rental revenue attributable to residential leases is recorded when due from residents, generally upon the first day of each month. Leases are for periods of up to one year, with rental payments due monthly. Rental payments received in advance are deferred until earned. Other income includes fees for late payments, cleaning, damages, laundry facilities and other charges, and is recorded when earned.

Impairment of long-lived assets: The Company reviews long-lived assets to determine whether there has been any impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows before debt service is less than the carrying amount of the asset, the Company will perform a valuation of the asset group and will recognize an impairment loss to the extent that the fair value is lower than the carrying amounts. No impairment loss was recognized for the years ended December 31, 2016 or 2015.

8

RP Maximus Cove, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 2.            Summary of Significant Accounting Policies (Continued)

Deferred financing costs: Deferred financing costs are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method. Upon refinancing, any unamortized financing costs are written off and included in interest expense - amortization of deferred financing costs on the accompanying consolidated statements of operations.

In April 2015, the Financing Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs be presented on the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts.

The Company adopted the new guidance and retrospectively presented debt issuance costs related to its long-term debt as a deduction from the carrying amount of the associated debt on its consolidated balance sheet as of December 31, 2016. This change did not affect the Company’s consolidated statements of operations, cash flows or change in members’ equity.

Income taxes: As a limited liability company, the Company is not subject to federal or state income taxes. Therefore, any taxable income of the Company is passed through to its members. The Company applies the provisions of the Accounting for Uncertainty in Income Taxes section of the Income Taxes Topic of the Financial Accounting Standards Board (FASB) ASC (ASC 740-10). The guidance clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC 740-10 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. Since the Company was newly formed in 2013, all years are subject to income tax examinations by the U.S. federal, state or local tax authorities.

Use of estimates: The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk: The Company maintains funds in financial institutions that, from time to time, may exceed the Federal Deposit Insurance Corporation insured limit. The Company has not experienced any losses in such accounts and monitors the creditworthiness of the financial institutions with which it conducts business. The Company believes it is not exposed to any significant credit risk on its cash balances and reserves.

9

RP Maximus Cove, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 2.            Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements: In May 2014, the FASB issued ASU 2014-09, Revenue From Contracts With Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2017. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the effect that the standard will have on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on the straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The standard is effective January 1, 2019, with early adoption permitted. The Company is in the process of evaluating the impact of this new guidance on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force), which provides guidance on the presentation of restricted cash or restricted cash equivalents on the statements of cash flows. ASU 2016-18 will be effective for the Company beginning January 1, 2019. ASU 2016-18 must be applied using a retrospective transition method with early adoption permitted. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through February 27, 2017, the date the consolidated financial statements were available to be issued.

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RP Maximus Cove, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 3.            Rental Property, net

Rental property consists of the following at December 31:

	2016	2015
Rental property, net:
Land	$21,490,604	$21,490,604
Building and improvements	152,291,819	136,185,797
Furniture and equipment	1,572,631	1,361,752
	175,355,054	159,038,153
Less accumulated depreciation	(19,927,109)	(11,165,702)
	155,427,945	147,872,451
Construction in progress	1,654,793	10,831,844
	$157,082,738	$158,704,295

Depreciation for the years ended December 31, 2016 and 2015, amounted to $8,761,408 and $6,301,622, respectively.

Note 4.            Interest Rate Cap Agreement

Pursuant to the Cove Owner Note (see Note 7), the Company paid $1,351,600 to enter into an interest rate cap agreement with an unrelated major financial institution to cap the underlying LIBOR of the Cove Owner Note at 2 percent per annum. The notional amount of the interest rate cap is $84,958,799, which was effective until November 30, 2015. On December 1, 2015, the instrument caps the underlying LIBOR of the loan at 3 percent. The notional amount of the interest for the period December 1, 2015 through November 30, 2018, is $100,000,000. For the period December 1, 2016 through November 30, 2018, the underlying LIBOR is capped at 4 percent. The fair value of the interest rate cap at December 31, 2016 and 2015, is $4,944 and $46,200, respectively, resulting in an unrealized loss of $41,476 and $322,379 for the years ended December 31, 2016 and 2015, respectively.

11

RP Maximus Cove, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 5.            Fair Value Measurements

Under the FASB’s authoritative guidance on fair value measurements, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods, including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation techniques. These inputs can be readily observable, market corroborated or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1:	Quoted prices for identical assets and liabilities traded in active exchange markets, such as the New York Stock Exchange.

Level 2:	Observable inputs other than Level 1, including quoted prices for similar assets or liabilities, quoted prices in less active markets, or other observable inputs that can be corroborated by observable market data. Level 2 also includes derivative contracts whose value is determined using a pricing model with observable market inputs or can be derived principally from or corroborated by observable market data.

Level 3:	Unobservable inputs supported by little or no market activity for financial instruments whose value is determined using pricing models, discounted cash flow methodologies or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation; also includes observable inputs for nonbinding single dealer quotes not corroborated by observable market data.

While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different estimate of fair value.

The following is a description of the valuation methodologies used for instruments measured at fair value:

Derivative instruments: Derivatives are fair valued according to their classification as over-the-counter (OTC). OTC derivatives consist of an interest rate cap. This derivative is fair valued under Level 2 using third-party services. Observable market inputs include yield curves (the LIBOR swap curve and applicable basis swap curves), commodity prices, option volatilities, counterparty credit risk and other related data. Credit valuation adjustments are required to reflect both the Company’s own nonperformance risk and the respective counterparty’s nonperformance risk. These adjustments are determined generally by applying a credit spread for the counterparty or the Company as appropriate to the total expected exposure of the derivative.

12

RP Maximus Cove, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 5.            Fair Value Measurements (Continued)

The following presents the Company’s fair value hierarchy for those assets measured at fair value as of December 31:

	Interest Rate Cap
	2016	2015

Level 1 - Quoted prices	$-	$-
Level 2 - Other significant observable inputs	4,944	46,420
Level 3 - Significant unobservable inputs	-	-
	$4,944	$46,420

Note 6.            Mortgage Note Payable

RP Maximus Cove Owner, LLC: On November 26, 2013, in connection with the acquisition of the Property, the entity entered into a mortgage note (the Cove Owner Note) from a financial institution in the maximum amount of $103,800,000.

The initial advance of the loan was $84,958,799. Provided certain conditions are met, as defined in the agreement, $18,841,201 will be advanced for tenant improvement costs, lease commissions and certain building improvements, as defined in the agreement. Additional advances of $3,035,069 and $9,024,874 were drawn in 2016 and 2015, respectively.

The Cove Owner Note bears interest at LIBOR plus 1.9 percent per annum (2.51 percent and 2.24 percent at December 31, 2016) and requires monthly payment of interest only throughout the life of the loan. On November 30, 2018 (the maturity date), the entire outstanding principal balance plus any unpaid interest is due. The loan may be prepaid provided certain conditions are met and fees are paid by the Company.

The outstanding principal balance on the Cove Owner Note at December 31, 2016 and 2015, was $99,623,880 and $96,588,811 (net of unamortized deferred financing costs of $516,851 and $785,854), respectively. Interest expense was $2,649,372 and $2,206,306 for the years ended December 31, 2016 and 2015, respectively. Interest expense of $30,000 was capitalized to construction in progress as of December 31, 2016.

The agreement provides for monthly net cash flow (as defined) to be deposited in a future costs reserve account (as defined). The monthly deposits commenced January 15, 2014, and continue until the earlier of (a) approved future costs can be paid from the fund, or (b) the cumulative fund equals $14,012,832. The balance of the future costs reserve account was $780,379 and $183 at December 31, 2016 and 2015, respectively, and is included in restricted cash on the consolidated balance sheets.

The Cove Owner Note is secured by the associated Property and an assignment of its rents and leases. In addition, certain payment and performance obligations are guaranteed by affiliates of Rockpoint and the Operating Member.

13

RP Maximus Cove, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 7.            Related-Party Transactions

The Company has a management and leasing agreement with Sutro Management Group, Ltd., an affiliate of the Operating Member. Property management fees are calculated at a rate of 2.5 percent of income of the Property, as defined in the Management and Leasing Agreements. Property management fees amounted to $259,956 and $171,494 for the years ended December 31, 2016 and 2015, respectively, of which $28,148 and $16,867 is unpaid and included in accounts payable and accrued expenses at December 31, 2016 and 2015, respectively.

The Company shall pay to an affiliate of the Operating Member a construction management fee equal to 4 percent of the lesser of (a) actual hard construction costs and (b) the budgeted amount for such hard construction costs. Construction management fees were $281,070 and $592,410 as of December 31, 2016 and 2015, respectively, and were capitalized on the consolidated balance sheets. Construction management fees that remained unpaid and included in accounts payable and accrued expenses were $11,305 and $176,044 as of December 31, 2016 and 2015, respectively.

Note 8.            Commitments and Contingencies

In connection with the Real Estate Renovation Project, the Company entered into a construction contract, which guarantees a maximum price of $20,822,045, as defined. Through December 31, 2016, the Company incurred additional expenses through contract change orders bringing the contract total to $22,784,608. The Company had construction costs payable of $1,309,314, including retainage of $611,898, as of December 31, 2015, which have been presented as accounts payable and accrued expenses on the accompanying consolidated balance sheets. This contract was completed in 2016.

In the normal course of business, lawsuits, claims and assessments may arise against the Company. The Company does not anticipate that liabilities, if any, arising from currently pending or threatened lawsuits and claims would result in losses that could materially affect the financial position of the Company or the results of operations.

Note 9.            Subsequent Events

On January 31, 2017 (Transaction Date), the Company engaged in a debt and equity transaction (the Transaction) summarized as follows:

•	Rockpoint sold its 96 percent interest in the Company to unrelated third parties for an implied asset value of $255,000,000. The newly admitted members, LSG LLC; REIT III Cove, LLC; and REIT IV, LLC (collectively, the Lightstone Members) own a 90 percent interest in the Company after the Transaction. The Operating Member increased its ownership in the Company to 10 percent in connection with the Transaction.

•	On the Transaction Date, the mortgage note payable was paid off in full.

•	Owner obtained a loan payable in the maximum principal amount of $175,000,000. The loan payable bears interest at the greater of 0.5 percent and LIBOR plus 3.85 percent for the Initial Term, as defined. The loan payable is secured by the underlying Property and an assignment of rents and leases.

•	Affiliates of the Lightstone Members and the Operating Member have guaranteed certain payment and performance obligations as a requirement of the loan agreement.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Select Service Hotels

During the year ended December 31, 2016, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”), acquired the following select service hotels which are collectively referred to as the Select Service Hotels:

•	Hampton Inn – Lansing	(acquired March 10, 2016, filed Current Report on Form 8-K/A (“Form 8-K/A”) with the United States Securities and Exchange Commission (the “SEC”) on May 26, 2016)

•	Courtyard – Warwick	(acquired March 23, 2016, filed Form 8-K/A with the SEC on June 7, 2016)
•	SpringHill Suites – Green Bay	(acquired May 2, 2016, filed Form 8-K/A with the SEC on July 19, 2016)
•	Home2 Suites – Tukwila	(acquired August 2, 2016, filed Form 8-K/A with the SEC on March 24, 2017)
•	Home2 Suites – Salt Lake	(acquired August 2, 2016, filed Form 8-K/A with the SEC on March 24, 2017)
•	Fairfield Inn – Austin	(acquired September 13, 2016, filed Form 8-K/A with the SEC on March 28, 2017)
•	Staybridge Suites – Austin	(acquired October 7, 2016, filed Form 8-K/A with the SEC on March 28, 2017)

All of the assets and liabilities of the Select Service Hotels were reflected on the Company’s Consolidated Balance Sheet as of December 31, 2016.

The Joint Venture

On January 31, 2017, the Company, through, REIT III COVE LLC (“REIT III Cove”), a subsidiary of Lightstone Value Plus REIT III LP, the Company’s operating partnership and REIT IV COVE LLC (“REIT IV Cove”), a wholly owned subsidiary of Lightstone Real Estate Income Trust, Inc. (“Lightstone IV”), a real estate investment trust also sponsored by the Company’s sponsor and a related party, collectively, the “Assignees”, entered into an Assignment and Assumption Agreement (the “Assignment”) with another of the Lightstone IV’s wholly owned subsidiaries, REIT COVE LLC (the “Assignor”). Under the terms of the Assignment, the Assignees were assigned the rights and obligations of the Assignor with respect to that to that certain Sale and Purchase Agreement (the “Purchase Agreement”), dated September 29, 2016, made between the Assignor, as the purchaser, LSG Cove LLC (“LSG Cove”), an affiliate of the Lightstone Group, LLC, the Company’s sponsor and a related party and Maximus Cove Investor LLC (“Maximus”), an unrelated third party (collectively, the “Buyer”) and an unrelated third party, RP Cove, LLC (the “Seller”), pursuant to which the Buyer will acquire the Seller’s membership interest in RP Maximus Cove, LLC (the “Joint Venture”) for approximately $255.0 million. The Joint Venture owns and operates The Cove at Tiburon (“The Cove”), a 281-unit, luxury waterfront multifamily rental property located in Tiburon, California. Prior to entering into the Cove Transaction, Maximus previously owned a separate noncontrolling interest in the Joint Venture.

On January 31, 2017, REIT IV Cove, REIT III Cove, LSG Cove, and Maximus (collectively, the “Members”) completed the Cove Transaction for aggregate consideration of approximately $255.0 million, which consisted of $80 million of cash and $175 million of proceeds from a loan from a financial institution. The Company paid approximately $20.0 million for a 22.5% membership interest in the Joint Venture.

The Company’s interest in the Joint Venture is a non-managing interest. Because the Company exerts significant influence over but does not control the Joint Venture, it will account for its ownership interest in the Joint Venture in accordance with the equity method of accounting. All distributions of earnings from the Joint Venture will be made on a pro rata basis in proportion to each Members’ equity interest percentage. Any distributions in excess of earnings from the Joint Venture will be made to the Members pursuant to the terms of the Joint Venture’s operating agreement. An affiliate of Maximus is the asset manager of The Cove and receives certain fees as defined in the Property Management Agreement for the management of The Cove. The Company will commence recording its allocated portion of profit and cash distributions beginning as of January 31, 2017 with respect to its membership interest of 22.5% in the Joint Venture.

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In connection with the closing of the Cove Transaction, the Joint Venture simultaneously entered into a $175.0 million loan (the “Loan”) initially scheduled to mature on January 31, 2020 with two, one-year extension options, subject to certain conditions. The Loan requires monthly interest payments through its maturity date.  The Loan bears interest at Libor plus 3.85% through its initial maturity and Libor plus 4.15% during each of the extension periods. The Loan is collateralized by The Cove and an affiliate of the Company’s sponsor (the “Guarantor”) has guaranteed the Joint Venture‘s obligation to pay the outstanding balance of the Loan up to approximately $43.8 million (the “Loan Guarantee”). The Members have agreed to reimburse the Guarantor for any balance that may become due under the Loan Guarantee, of which the Company’s share is up to approximately $10.9 million.

Starting in 2013, approximately $38 million has been invested in an extensive refurbishment of The Cove; of which to date, 97% of the apartment buildings have been completed. The Members intend to use the remaining proceeds from the Loan and to invest additional capital if necessary to complete the refurbishment of The Cove. The Guarantor provided an additional guarantee of up to approximately $13.4 million (the “Refurbishment Guarantee”) to provide the necessary funds to complete the remaining renovations as defined in the Loan. The Members have agreed to reimburse the Guarantor for any balance that may become due under the Refurbishment Guarantee, of which the Company’s share is up to approximately $3.3 million.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2016 is based on the Company’s historical consolidated balances as of December 31, 2016 and reflects the acquisition of the Company’s interest in the Joint Venture as if it had occurred on December 31, 2016.  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 is presented as if the Company’s acquisition of the Select Service Hotels and the Company’s interest in the Joint Venture had been completed as of January 1, 2016.

The pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our Annual Report on Form 10-K for the year ended December 31, 2016 and with financial information and notes thereto of each Select Service Hotel filed in the Company’s Form 8-K/As as disclosed above.

The pro forma condensed consolidated balance sheet and statement of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on December 31, 2016 or January 1, 2016, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2016

(Amounts in thousands)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Pro Forma Adjustments		Pro Forma
ASSETS
Net investment property	$136,766	$-		$136,766
Investment in unconsolidated affiliated real estate entity		20,200	(a)	20,200
Cash	55,065	(20,200	)(a)	34,865
Deposits	851			851
Accounts receivable and other assets	2,634	-		2,634

Total assets	$195,316	$-		$195,316

LIABILITIES AND STOCKHOLDERS'/MEMBER'S EQUITY/(DEFICIT)

Accounts payable and other accrued expenses	$2,684	$-		$2,684
Mortgages payable/promissory notes	86,870	-		86,870
Due to related parties	110	-		110
Distribution payable	583	-		583

Total liabilities	90,247	-		90,247

Total Company's stockholders'/member's equity/(deficit)	92,976	-		92,976

Noncontrolling interests	12,093	-		12,093

Total stockholders'/member's equity/(deficit)	105,069	-		105,069

Total liabilities and member's equity/(deficit)	$195,316	$-		$195,316

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Pro Forma Adjustments Of Prior Acquisitions(b)	Pro Forma Adjustments		Pro Forma

Rental revenue	$22,551	$11,895	$-		$34,446

Expenses:
Property operating expenses	13,111	5,669	-		18,780
Real estate taxes	927	456	-		1,383
General and administrative	2,869	2,707	147	(c)	5,723
Depreciation and amortization	3,184	1,473	-		4,657

Total operating expenses	20,091	10,305	147		30,543
Operating income/(loss)	2,460	1,590	(147)		3,903
Other expenses, net	(74)	(17)	-		(91)
Interest expense	(2,499)	(213)	-		(2,712)
Loss from investment in unconsolidated affiliated real estate entity	-	-	(2,587	)(d)	(2,587)
Net (loss)/income	(113)	1,360	(2,734)		(1,487)
Less: net loss/(income) attributable to noncontrolling interest	-	-	-		-
Net (loss)/income applicable to Company's common shares	$(113)	$1,360	$(2,734)		$(1,487)

Net (loss)/income per Company's common shares, basic and diluted	$(0.1)	-	-		$(0.19)

Weighted average number of common shares outstanding, basic and diluted	7,865	-	-		7,865

The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands unless otherwise indicated)

1.	Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

During the year ended December 31, 2016, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”), acquired the following select service hotels which are collectively referred to as the Select Service Hotels:

•	Hampton Inn – Lansing	(acquired March 10, 2016, filed Current Report on Form 8-K/A (“Form 8-K/A”) with the United States Securities and Exchange Commission (the “SEC”) on May 26, 2016)
•	Courtyard – Warwick	(acquired March 23, 2016, filed Form 8-K/A with the SEC on June 7, 2016)
•	SpringHill Suites – Green Bay	(acquired May 2, 2016, filed Form 8-K/A with the SEC on July 19, 2016)
•	Home2 Suites – Tukwila	(acquired August 2, 2016, filed Form 8-K/A with the SEC on March 24, 2017)
•	Home2 Suites – Salt Lake	(acquired August 2, 2016, filed Form 8-K/A with the SEC on March 24, 2017)
•	Fairfield Inn – Austin	(acquired September 13, 2016, filed Form 8-K/A with the SEC on March 28, 2017)
•	Staybridge Suites – Austin	(acquired October 7, 2016, filed Form 8-K/A with the SEC on March 28, 2017)

The unaudited pro forma condensed consolidated financial statements of the Company, the Select Service Hotels and the Company’s acquisition of the 22.5% interest in RP Maximus Cove, LLC (the “Joint Venture”) and have been prepared based on the historical balance sheet of the Company as of December 31, 2016 and the historical consolidated statement of operations for the Company and the Select Service Hotels for the year ended December 31, 2016. Certain reclassifications have been made to the historical balances and operating results of the Select Service Hotels to conform to the Company’s presentation.

The Company, the Select Service Hotels and the Joint Venture employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company, the Select Service Hotels and the Joint Venture have been made.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the Select Service Hotels and the Joint Venture. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.	Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared as if the acquisitions were completed on December 31, 2016 for balance sheet purposes and January 1, 2016 for statement of operations purposes and reflect the following pro forma adjustments:

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a)	Reflects the Company’s purchase of a 22.5% interest in the Joint Venture as though the investment had occurred on December 31, 2016. The aggregate acquisition price for the 22.5% interest in the Joint Venture was approximately $20.2 million, including an acquisition fee paid to our Advisor of approximately $0.2 million.

b)	Reflects pro forma adjustments for the Select Service Hotels as if these acquisitions had occurred on January 1, 2016. This column represents the historical amounts for the Select Service Hotels for the year ended December 31, 2016 and pro forma adjustments as reflected in the Company’s Form 8-K/As filed with the SEC during 2016.

c)	Reflects pro forma asset management fees of approximately $0.1 million. The Company’s advisor receives an annual asset management fee of 0.75% of the Company’s average invested assets.

d)	To record the pro forma effect of our 22.5% equity in the losses of the Joint Venture for the year ended December 31, 2016 of approximately $2.6 million based on the Joint Ventures net loss of approximately $5.2 million.

The Joint Venture’s net loss reflects the following pro forma adjustments:

Pro forma adjustment of approximately $4.9 million of additional interest expense to reflect the amount of debt outstanding as if the Company’s purchase of a 22.5% interest in the Joint Venture occurred January 1, 2016 and the Joint Venture’s interest rate of LIBOR plus 3.85% (4.33%).

Pro forma adjustment of approximately $1.3 million of additional depreciation expense to reflect the Joint Venture’s estimate of assets acquired at fair value. The Joint Venture computes depreciation using the straight-line method over the estimated useful lives of its real estate assets, which are 27.5 years for buildings, 7 years for building improvements and 10 years for furniture fixtures and equipment.

Reconciliation of Joint Ventures Net Loss to Pro Forma Net Loss
(amounts in thousands)

Joint Ventures net loss	$(5,245)

Pro Forma Adjustments
Additional depreciation expense	1,333
Additional interest expense	4,919

Pro forma net loss	$(11,497)	*22.5%	$(2,587)

3.	Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

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